Exhibit 99.2

CarGurus Agrees to Fully Acquire CarOffer

To bolster growing synergies between the two companies, CarGurus accelerates purchase of remaining stake in the digital wholesale marketplace

CAMBRIDGE, Mass., November 7, 2023 – CarGurus (Nasdaq: CARG), the No. 1 visited digital auto platform for shopping, buying, and selling new and used vehicles1, today announced it has entered into a definitive agreement to acquire the remaining minority equity interests in CarOffer for $75 million through an all-cash transaction. The deal is expected to close in December 2023 subject to customary closing conditions.

CarGurus acquired a 51% stake in CarOffer in 2021 with the ability to buy the remaining equity interest over the next three years. The decision to expedite this purchase reflects CarGurus’ goal to capture rising opportunities to strengthen operations between the two platforms and accelerate plans for solutions that power its development of a transaction-enabled platform supporting dealers and consumers through every stage of the automotive lifecycle.

“Our work with CarOffer has unlocked meaningful opportunities to better serve our customers by integrating the scale and reach of our retail platform with CarOffer’s digital wholesale capabilities,” said Jason Trevisan, CEO of CarGurus. “As we aim to accelerate this progress to enhance the consumer and dealer experience even further, we believe that now is the right time to fully invest in CarOffer so we can be more agile in scaling solutions.”

Upon closing, CarOffer will continue to operate as a standalone brand at its Addison, Texas location. Bruce Thompson, CarOffer Founder and CEO, will step down upon completion of the acquisition. Zach Hallowell, CarGurus Head of Industry Transformation, will transition to lead the CarOffer business.

“On behalf of CarGurus, I extend my appreciation to Bruce for his leadership and collaboration as we transition Zach into this role,” Trevisan added. “With over 20 years of leadership experience with the largest digital wholesale platforms in the market, I am confident in Zach’s ability to guide the next chapter of CarOffer’s

Exhibit 99.2

growth.”

Hallowell brings a deep understanding of the digital wholesale space and proven experience identifying opportunities to maximize platform efficiency, drive growth, and ensure a seamless online-to-in-person customer experience. Prior to joining CarGurus, Zach led the development and subsequent scaling of digital solutions for some of the largest players in the wholesale space, most recently leading Manheim Auctions’ digital wholesale marketplace at Cox Automotive and previously as VP of Product at OPENLANE.

“I look forward to collaborating with Zach during this transition period as I focus on my next journey, and believe the team is in a great position to continue expanding on the momentum we’ve built together,” added Thompson.

CarGurus will discuss this transaction during its third quarter 2023 earnings presentation at 5:00 p.m. Eastern Time on November 7th, 2023. To access the conference call, dial (877) 451-6152 for the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of the company’s website at https://investors.cargurus.com. An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time on November 7th, 2023, until 11:59 p.m. Eastern Time on November 14th, 2023, by dialing (844) 512-2921 for the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13741082. In addition, an archived webcast will be available on the Investors section of the company’s website at https://investors.cargurus.com.

About CarGurus, Inc.

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus platform gives consumers the confidence to purchase and/or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. 1

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are the property of their respective owners.

1 Similarweb: Traffic Insights, Q3 2023, U.S.

Exhibit 99.2

About CarOffer
Founded in 2019, CarOffer is the automotive industry’s leading digital wholesale marketplace that unlocks a dealer’s ability to buy, sell, and trade with automation and ease. Leveraging the power of data, national scale, and the company’s proprietary BuyingMatrix™ technology, CarOffer’s 24/7 online trading platform automates dealer-to-dealer and consumer-to-dealer transactions while also supporting vehicle transportation for seamless user experience.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. Other than statements of historical facts, all statements contained in this press release, including, without limitation, statements regarding the potential benefits and results that may be achieved through the transaction; our expectations for the closing of the transaction; our expectation that the transaction will enhance our value proposition for dealers; our plans to independently operate CarOffer; expected transaction synergies; the potential of our commercial business; our strategy and plans; and the value proposition of our products and our market awareness, are forward-looking statements. The words “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “guide,” “intend,” “may,” “might,” “plan,” “potential,” “predicts,” “projects,” “seeks,” “should,” “target,” “will,” “would,” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. You should not place undue reliance on these statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation, risks that the proposed transaction will not be completed in a timely manner or at all; the possibility that certain closing conditions to the proposed transaction will not be satisfied; uncertainty as to whether the anticipated benefits of the proposed transaction can be achieved; risks of unexpected hurdles, costs, or delays; the potential impact on our or CarOffer’s business due to the announcement of the proposed transaction; the occurrence of any event, change, or other circumstances that could give rise to the termination of the definitive transaction agreement; our growth and our ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; global supply chain challenges, increased inflation and interest rates, and other macroeconomic issues; the material weakness identified in our internal controls over financial reporting; changes in our key personnel; natural disasters, epidemics, or pandemics; and our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the U.S. Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Media Contact:
Maggie Meluzio
Director, Public Relations & External Communications

pr@cargurus.com

Exhibit 99.2

Investor Contact:
Kirndeep Singh
Vice President, Investor Relations
investors@cargurus.com

–END–